Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

for Tender of Shares of Common Stock

of

CAFEPRESS INC.

at

$1.48 NET PER SHARE

Pursuant to the Offer to Purchase, dated October 12, 2018

by

SNAPFISH MERGER SUB, INC.

a wholly-owned subsidiary of

SNAPFISH, LLC

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF
NOVEMBER 8, 2018, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if a stockholder wishes to tender shares of common stock, par value $0.0001 (the “Shares”), of CafePress Inc., a Delaware corporation, pursuant to the Offer and (a) cannot deliver to Computershare Trust Company, N.A., the depositary for the Offer (the “Depositary”), certificates representing such Shares and all other documents required by the Letter of Transmittal (as defined below), or (b) cannot complete the procedure for delivery by book-entry transfer prior to the expiration of the Offer. This Notice of Guaranteed Delivery may be delivered by mail or, with respect to Eligible Institutions (as defined below), email transmission to the Depositary and must include a guarantee by an Eligible Institution in the form set forth in this Notice of Guaranteed Delivery. See Section 3 (“Procedures for Tendering Shares”) of the Offer to Purchase (as defined below).

The Depositary for the Offer is:

If delivering by Mail:	If delivering by Express Mail or Overnight Delivery:
Computershare Trust Company, N.A Attn: Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-2011	Computershare Trust Company, N.A. Attn: Voluntary Corporate Actions 250 Royall Street, Suite V Canton, MA 02021

By email transmission: CANOTICEOFGUARANTEE@computershare.com

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.

Corporate Actions Voluntary COY: CPRS

The guarantee on the back cover page must be completed.

An Eligible Institution that completes this Notice of Guaranteed Delivery must communicate the guarantee to the Depositary and must deliver a properly completed and duly executed Letter of Transmittal or an Agent’s Message (as defined in the Offer to Purchase) and certificates for Shares or book-entry Shares that are the subject of this Notice of Guaranteed Delivery to the Depositary within the time period shown herein.

Corporate Actions Voluntary COY: CPRS

Ladies and Gentlemen:

The undersigned hereby tenders to Snapfish Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Snapfish, LLC, a California limited liability company, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated October 12, 2018 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”), receipt of which is hereby acknowledged, the number of shares (the “Shares”) of common stock, par value $0.0001 per share, of CafePress Inc., a Delaware corporation, specified below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares Tendered and Share Certificate Number(s) (if available):

Check here and complete the information below if Shares will be tendered by book entry transfer.  ☐

Name of Tendering Institution:

DTC Account or Participant Number:
(if applicable)

Transaction Code Number:
(if applicable)

You must complete the following, regardless of whether you are tendering Share Certificates or a Book Entry Transfer:

Dated:

Name(s) of Record Owner(s):
(Please Type or Print)

Address(es):
(Including Zip Code)

Area Code and Telephone Number:

Signature(s):

Corporate Actions Voluntary COY: CPRS

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by The Securities Transfer Association, Inc., including the Security Transfer Agents Medallion Program, the Stock Exchanges Medallion Program, the New York Stock Exchange, Inc. Medallion Signature Program or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934 (each, an “Eligible Institution”), hereby guarantees either the certificates representing the Shares tendered hereby, in proper form for transfer, or timely confirmation of a book-entry transfer of such Shares into the Depositary’s account at The Depository Trust Company (“DTC”) (pursuant to the procedures set forth in Section 3 of the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or, with respect to Eligible Institutions, an email transmission thereof) with any required signature guarantees (or, in the case of a book-entry transfer, an Agent’s Message (as defined in Section 3 of the Offer to Purchase)), together with any other documents required by the Letter of Transmittal, will be received by the Depositary at one of its addresses set forth above within two NYSE (as defined in the Offer to Purchase) trading days after the date of execution hereof.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal, certificates representing the Shares and/or any other required documents to the Depositary within the time period shown above. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

Address:
(Including Zip Code)

Area Code and Telephone Number:

Authorized Signature:

Name:
(Please Type or Print)

Title:

Dated:

NOTE: DO NOT SEND CERTIFICATES REPRESENTING TENDERED SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES REPRESENTING TENDERED SHARES ARE TO BE SENT WITH YOUR LETTER OF TRANSMITTAL.

Corporate Actions Voluntary COY: CPRS